EXHIBIT 1-A-6(a)

                AMENDED AND SUBSTITUTED ARTICLES OF INCORPORATION
                                       OF
                       GREATER IOWA LIFE INSURANCE COMPANY
                                                              '69 DEC 17 PM 2:13
                                                              Secretary of State
                                                                      IOWA

                                    ARTICLE I
                                      NAME

     The new name of this corporation is Greater Iowa Life Insurance Company, which name shall become Life Investors Insurance Company of America at the close of business on December 31, 1969. The Corporation was originally incorporated under the laws of the State of Iowa relating to corporations for pecuniary profit under the name of Columbia Catholic Life Insurance Company, on September 26, 1930.

                                   ARTICLE II
                                PLACE OF BUSINESS

     The location of this corporation's principal place of business was in Cedar Rapids, Linn County, Iowa, and its present principal place of business and registered office is Life Investors Building, 375 Collins Avenue, N.E., Cedar Rapids, Linn County, Iowa.

                                   ARTICLE III
                               OBJECTS AND POWERS

     The objects and powers of this corporation shall be:

     1. To insure the lives of individuals on the level premium or legal reserve plans; to grant, purchase and dispose of annuities; receive and execute trusts, including the power to hold in trust the proceeds of any life insurance policy issued by it; to insure either individually, or on the group or franchise plan the health of persons and against personal injuries, disablement, or death, resulting from accident; and to reinsure any part of said risks. To have all the power conferred by the laws of the State of Iowa upon corporations organized for the purposes of insuring the lives of individuals, and to issue all such forms of insurance contracts as pertain to or may be connected with the business of life insurance as it now is or may be hereafter carried on in the United States.

     2. To have the right to buy, hold, sell, and convey personal property and such real estate as may be necessary or convenient for proper conduct of the affairs of the corporation, or as may be permitted by law.

     3. To have all the powers conferred by law on a life insurance company organized for the purposes above set forth; and in connection therewith to have all powers conferred by law on all corporations organized and doing business under and by the authority of Chapters 491, 506, 508, 509, 511, and 515 of the Code of Iowa, 1958.

     4. To organize an investment company or companies within the meaning of
Section 508.33, Code of Iowa, as now or hereafter amended, and to own stock in such investment company.

                                   ARTICLE IV
                                  CAPITAL STOCK

     The authorized capital stock of the corporation shall be $2,887,500 divided into shares of a par value of $1.65 each. All stock issued by the corporation shall be common stock. All stock shall be issued for cash or property as provided by law and when issued shall be fully paid and nonassessable and shall be issued at such times and in such amounts as the Board of Directors of the corporation may from time to time determine, subject to such approval of the Insurance Commissioner as may be required by law.

                                    ARTICLE V
                                CORPORATE PERIOD

     The corporate period of this corporation is perpetual, and shall continue to be, unless sooner dissolved by a majority vote of the stockholders at any annual meeting or a special meeting called for that purpose or by unanimous consent as by law provided.

                                   ARTICLE VI
                             DIRECTORS AND OFFICERS

     The affairs of this corporation shall be managed by a Board of Directors not less than seven (7) nor more than thirty (30). The term of Board members shall be for three years, with one-third being elected each year or nearly as possible.

     The Directors shall elect a Chairman of the Board, a President, on or more Vice Presidents, a Secretary, a Treasurer and such other officers, including an Executive Committee, with authority to act for the Board, as they see fit or as may be provided for by the By-Laws of the corporation. The term of such officers shall be for one (1) year.

     The Directors who now constitutes the Board and who will continue to serve until the next annual stockholders meeting are: Ronald L. Jensen, Samuel E. Orebaugh, Parnell E. Proctor, Theron P. Thomsen and William D. Travie, all of Cedar Rapids, Iowa. Present Directors Kenyon D. Hoffman and Harvey L. Clark of Cedar Rapids, Iowa have resigned effective at the close of business on December 31, 1969, and will serve until that time.

     Effective at the close of business on December 31, 1969, the following additional persons (with addresses shown) will serve as Directors until the next annual meeting of the stockholders:

     Mary C. Carvey, Boone, Iowa                          George G. Wheary, Jr., Racine, Wis
     Charles E. Sinn, Fresno, Calif.                      W.V. Mc Gahey, Scottsdale, Arizona
     William C. Brown, Dubuque, Iowa                      Gordon R. Connor, Wausau, Wis.
     Elmer M. Smith, Des Moines, Iowa                     Melvin L. Sheffel, Malvern, Iowa
     Fred H. Hansen, Red Oak, Iowa                        Forest Evashevski, Iowa City, Iowa
     Donavan F. Ward, Dubuque, Iowa                       C. H. Stark, Cedar Rapids, Iowa
     E. A. Larson, Ottumwa, Iowa                          James D. Hennessy, Council Bluffs, IA
     James E. Bromwell, Cedar Rapids IA.                  John W. Marvel, Webster City, Iowa
     Clemens J. Smith, New Hampton, Iowa                  Mildred M. Moe, Council Bluffs, IA
     Louis Fellman, Cedar Rapids, Iowa
     Richard Verstegen, Sioux City, Iowa

     The number of Directors shall be fixed by the By-Laws. Directors and the officers shall serve until their successors have been elected and qualified. The Board of Directors shall have the authority to fill all vacancies for the unexpired portion of a term.

     The holder or holders, jointly or severally, of not less then one-fifth (1/5) but less than a majority of the shares of the capital stock of the corporation shall be entitled to nominate Directors, to be elected, or appointed, as the case may be. In the event such nomination shall be made, there shall be elected or appointed to the extent that the total number to be elected or appointed is divisible such proportionate number from the persons so nominated as the shares of stock held by persons making such nominations bear to the whole number of shares issued; provided the holder or holders of the minority shares of stock shall only be entitled to one-fifth (1/5) (disregarding fractions) of the total number of Directors to be elected for each one-fifth (1/5) of the entire capital stock of the corporation held by them. This provision shall not be construed to prevent the holders of a majority of the stock of the corporation from electing the majority of its directors. Vacancies occurring from time to time shall be filled so as to preserve and secure to such minority and majority stockholders proportionate representation as herein provided.

                                   ARTICLE VII
                           ANNUAL AND SPECIAL MEETINGS

     The annual meeting of this corporation shall be held on the final Thursday of April of each calendar year at Ten O'Clock (10:00) a.m. The meeting shall be at the office of the corporation unless otherwise specified by the Board of Directors. No notice of said meeting shall be required if held at the corporation's office, but if held elsewhere, or in the event of a special meeting, a notice shall be mailed to each stockholder by regular mail at least ten (10) days prior to the date of such Meeting, addressed to the last address of the stockholder as it appears on the stock books of the corporation, on a day to be fixed by the Board of Directors, which shall not be more then thirty (30) days prior to the meeting date. Five (5%) per cent of the number of shares of outstanding stock, represented personally or by proxy shall constitute a quorum. In the event a quorum is not present when the meeting is called, the meeting shall be adjourned from day to day, until a quorum is achieved.

                                  ARTICLE VIII
                                     PROXIES

     No proxy shall be valid for more than sixty (60) days from the date of its execution, and shall not be valid more than thirty (30) days after the meeting for which it is executed. It may be revoked at any time by the stockholder who executed it.

     Corporate shareholders may vote through a properly designated representative or through a properly executed proxy. All proxies must be filed with the Secretary at least one (1) day prior to an election or meeting at which they are to be used or for such additional time as may be provided by the By-Laws.

                                   ARTICLE IX
                          CORPORATE INSTRUMENTS - SEAL

     All instruments executed by the corporation which are required to be acknowledged and which affect an interest in real estate, shall be executed by the president or any vice president and attested by the secretary or assistant secretary, and all other instruments executed by the corporation, including any releases or mortgages or liens, may be executed by the president or any vice president, or the secretary or the treasurer. Notwithstanding any of the foregoing provisions, any written instrument may be executed by any officer or officers, agent or agents or other person or persons specifically designated by resolution of the Board of Directors of this corporation. The corporation shall have a corporate seal which shall bear the words, "Greater Iowa Life Insurance Company, Des Moines, Iowa" around the edge, with the words "Corporate Seal" in the middle, which shall be used until the close of business on December 31, 1969, after which the corporate seal shall bear the words, "Life Investors Insurance Company of America", around the edge and the words "Corporate Seal" in the middle.

                                    ARTICLE X
                             STOCKHOLDERS' LIABILITY

     The private property of the shareholders of this corporation shall be exempt from corporate liabilities, and this article shall not be amended.

                                   ARTICLE XI
                                     BY-LAWS

     The Board of Directors, at any regular or special meeting, is authorized to adopt, alter, amend or repeal By-Laws and to adopt new By-Laws not inconsistent with the law or these Articles of Incorporation, by an affirmative vote of a majority of the membership of the Board as distinguished from a majority of a quorum.

     The stockholders of the corporation may at any regular or special meeting called for the purpose, repeal, alter, or amend any existing By-Laws made by the Board of Directors, or adopt such By-Laws as they deem appropriate by a majority vote.

                                   ARTICLE XII
                                   AMENDMENTS

     Subject to the approval of the Insurance Commissioner of the State of Iowa, these Articles, except Article X, may be amended at any annual meeting of the shareholders or at any special meeting thereof called for that purpose, and such amendment shall be made by the affirmative vote of a majority of the shares of common stock in attendance at said meeting, in person or by proxy, provided, however, that a quorum is present at said meeting. For the purpose of this article, as well as all other articles of these Article of Incorporation, a quorum is hereby Established to be the stockholders in person or by proxy representing five (5%) per cent of the issued and outstanding stock of the corporation. At any meeting of the stockholders to consider and act upon any proposed amendment to the Articles of Incorporation, the stockholders may adopt any modification or revision thereof proposed at said meeting.

                                  ARTICLE XIII
                       LIABILITY OF OFFICERS AND DIRECTORS

     Each Director and Officer of this corporation, and his heirs, executors and administrators, shall be and are hereby indemnified by the corporation against personal liability arising out of judgements, decrees, demands and claims of every name, nature and description whatsoever, together with related expenses (including attorneys' fees), including payments in compromise and related expenses (including attorneys' fees, in settling cases, reasonable incurred by him in connection with any claim, action, suit or proceeding made or instituted by or on behalf of any person, firm or corporation, against him by reason of any action or omission to act by him as a director or officer of this corporation, except as to which: 1) he shall have been adjudged in any such action, suit or proceeding to have been derelict in the performance of his duty as such Director or officer, or 2) in the event no adjudication shall have been made in any action, suit or proceeding with respect to the presence or absence of such dereliction, he shall be adjudged by the Board of Directors to have been derelict in the performance of his duties as such Director or Officer; provided, however, that in the event the liability and expenses against which indemnification is hereby granted shall be incurred by more than one Director, then, if the Directors who shall have not incurred such liability and expenses shall not constitute a majority of the Directors, such an adjudication may be made by the stockholders of the corporation holding a majority of the voting stock of the corporation outstanding and entitled to vote.

     Without limiting or affecting the scope of the foregoing obligation to indemnify said Officers and Directors, each Officer and Director shall be fully indemnified and protected by this corporation in any action or omission to act taken in good faith in accordance with the advice, recommendation or opinion of the attorneys for this corporation or the accountants employed from time to time to supervise or audit the books and accounts of this corporation. The foregoing right of indemnification shall not be exclusive of other rights to which each such person may be entitled by law, and shall be available whether or not the Director or Officer shall be a Director or Officer at the time of incurring such expense and liability.

     In the absence of fraud, or undisclosed conflict of interest such as may be required to be reported by Insurance Department Regulations or action of the Board of Directors, no contract or transaction between this corporation and any other association or corporation shall be affected by the fact that any Director or Officer of this corporation is interested in, or is a Director or Officer of such other association or corporation, and any Director or Officer of this corporation individually may be a party to, or may be interested in any such contract or transaction of the corporation, and no such contract or transaction of the corporation with any person, firm, association or corporation shall be affected by the fact that any Director or Officer of the corporation is a part to or interested in any such contract or transaction or in any way connected with any such person, firm, association or corporation, and each and every person who may become a Director or Officer of this corporation is hereby relieved from all liability which may otherwise exist by reason of contracting with the corporation for the benefit of himself or any other person, firm, association or corporation in which he may be in any wise interested.

     Dated this 11 day of December 1969.

ATTEST:

/s/ KENYON D. HOFFMAN                 By  /s/ SAMUEL E. OREBAUGH
----------------------------------         -----------------------------
Kenyon D. Hoffman, Asst. Secretary         Samuel E. Orebaugh, President

STATE OF IOWA     )
                  )  SS.
COUNTY OF LINN    )

     Subscribed and sworn to before me by Samuel E. Orebaugh and Kenyon D. Hoffman this 11 day of December, A.D. 1969.

[SEAL]

                                      /s/ WILLIAM S. THURMAN
                                      ------------------------------------------
                                      Notary Public in and for Linn County, Iowa

My Commission Expired

    July 4, 1972
---------------------

Approved 12-17-1969
Elizabeth A. Nolan
Assistant Attorney General                             [STAMP]

                     CERTIFICATE OF AMENDED AND SUBSTITUTED
                           ARTICLES OF INCORPORATION
                      GREATER IOWA LIFE INSURANCE COMPANY

     Samuel E. Orebaugh and Leo C. Barry being the duly elected and qualified and acting President and Secretary respectively of Greater Iowa Life Insurance Company, hereby certify that the attached resolution adopting Amended and Substituted Articles of Incorporation for said corporation was duly adopted by unanimous vote at a special meeting of the stockholders held in Cedar Rapids, Iowa, on the 11th day of December, 1969, and that due and timely notice of the time, place and purpose of said meeting was given to the stockholders, all of whom were present and voting at said meeting.

     Executed this 11th day of December, 1969.

/s/ SAMUEL E. OREBAUGH                  /s/ KENYON D. HOFFMAN
----------------------------------      -----------------------------------
Samuel E. Orebaugh, President           Kenyon D. Hoffman, Asst. Secretary

STATE OF IOWA     )
                  )  SS.
COUNTY OF LINN    )

                                                                          [SEAL]
     Subscribed and sworn to before me this 11th day of December, 1969

                                        /s/ JOHN M. HARRINGTON
                                        ----------------------------------------
                                        John M. Harrington, Notary Public in and
                                        for Linn County, Iowa

[SEAL]

                                 ACKNOWLEDGEMENT

STATE OF IOWA     )
                  )  SS.
COUNTY OF LINN    )

     On this 11th day of December, A.D., 1969, before me A Notary Public in and for the County of Linn, State of Iowa, personally appeared Samuel E. Orebaugh, President, and Leo C. Barry, Secretary of Greater Iowa Life Insurance Company, an Iowa corporation, who being duly sworn by me, each for himself, did say that they are respectively the President and Secretary of said Corporation; and that the attached Amended and Substituted Articles of Incorporation of Greater Iowa Life Insurance Company were by them signed and sealed on behalf of the said Greater Iowa Life Insurance Company by authority of its Board of Directors and Stockholders, and each of them acknowledged the execution of said resolution to be his voluntary act and deed and that of said Greater Iowa Life Insurance Company, by it and each of then voluntarily executed.

     In Witness Whereof, I have hereunto signed by name and affixed my Notarial Seal the day and year last above written.

                                    /s/ JOHN M. HARRINGTON
                                    --------------------------------------------
[SEAL]                              John M. Harrington, Notary Public in and for
                                    Linn County, State of Iowa


[STAMP]                                 OFFICE OF THE SECRETARY OF STATE
                                        This instrument recorded in Book V-24,
                                        Page 296, December 17, 1969, Expires
                                        Perpetual., Cert. No. 21998, Receipt
                                        No.____, Filed By Patterson, Lorentzen,
                                        Driffield, Trimmons & Toch, Des Moines
                                        Iowa, Filing Fee, $2076., Recording
                                        Fee $4.00        Secretary of State

                              ARTICLES OF AMENDMENT
                                     TO THE
                AMENDED AND SUBSTITUTED ARTICLES OF INCORPORATION
                                       OF
                   LIVE INVESTORS INSURANCE COMPANY OF AMERICA

1. The name of the corporation is Life Investors Insurance Company of America. It was originally incorporated in Iowa on June 23, 1959 as Investors Life Insurance Company of Iowa.

2. Article IV of the Amended and Substituted Articles of Incorporation of Life Investors Insurance Company of America which became effective at the close of business on December 31, 1969, be and it hereby is amended to read as follows:

              ARTICLE IV. CAPITAL STOCK. The authorized capital stock of this Corporation shall be $2,887,500 divided into shares of a par value of $2.48. All stock issued by the corporation shall be common stock. All stock shall be issued for cash or property as provided for by law and when issued shall be fully paid and non-assessable and shall be issued at such time and in such amounts as the Board of Directors of the Corporation may from time to time determine, subject to such approval of the insurance commissioner as may be required by law. Six Hundred Six Thousand Sixty-One (606,061) shares of the common stock shall be the initial issued and outstanding shares of the Corporation.

3. The foregoing amendment to the Articles of Incorporation was adopted by the shareholders on September 30, 1974.

4. There were 606,061 shares of stock outstanding and entitled to vote thereon.

5. All 606,061 shares were voted in favor of the foregoing Amendment to the Articles of Incorporation.

6. The change in Par Value per share from $1.65 to $2.48 increases paid-up capital by $503,030.63 and reduces paid-in surplus by $503,030.63.

Dated this 1st day of October, 1974.

                                     LIFE INVESTORS INSURANCE COMPANY OF AMERICA

                                     By: /s/ LEO C. BARRY
                                         ---------------------------------------
                                         Leo C. Barry, Vice President

[SEAL] [STAMP]

                                     By: /s/ HARVEY L. CLARK
                                         ---------------------------------------
                                         Harvey L. Clark, Assistant Secretary

STATE OF IOWA     )
                  ) SS.
COUNTY OF LINN    )

     On this 1st day of October, 1974, before me, a Notary Public in and for said County and State, personally appeared Leo C. Barry, to me personally known, who being duly sworn did say that he is the Vice President of Life Investors Insurance Company of America, that the seal affixed to said instrument is the seal of the said Company and that said instrument was signed and sealed on behalf of the said Company by authority of the Board of Directors and the said Leo C. Barry acknowledged the execution of said instrument to be the voluntary act and deed of said Company by them voluntarily executed.

                                         /s/ JUDY K. NEVE
                                         ---------------------------------------
                                         Judy K. Neve,  Notary Public in and
                                         for said County and State

[SEAL]
                                                  My commission expires: 9/30/76

                              ARTICLES OF AMENDMENT
                                     TO THE
                AMENDED AND SUBSTITUTED ARTICLES OF INCORPORATION
                                       OF
                   LIFE INVESTORS INSURANCE COMPANY OF AMERICA

1. The name of the Corporation is Life Investors Insurance Company of America. It was originally incorporated in Iowa on June 23, 1959 as Investors Life Insurance Company of Iowa.

2. Article II of the Amended and Substituted Articles of Incorporation of Life Investors Insurance Company of America, be and it hereby is amended to read as follows:

                  ARTICLE II. PLACE OF BUSINESS. The location of this Corporation's original Principal place of business was in Cedar Rapids, Linn County, Iowa, and its present principal place of business and registered office is Life Investors Building, 4333 Edgewood Road Northeast, Cedar Rapids, Linn County, Iowa.

3. The foregoing amendment to the Articles of Incorporation was adopted by the shareholders on April 21, 1975.

4. There were 606,061 shares of stock outstanding and entitled to vote thereon, and all 606,061 shares were voted in favor of the foregoing Amendment to the Articles of Incorporation.

Dated this 21st day of April, 1975.          [STAMP]

                                     LIFE INVESTORS INSURANCE COMPANY OF AMERICA

                                     By  /s/ LEO C. BARRY
                                         ---------------------------------------
                                         Leo C. Barry, Vice President

[STAMP]  [SEAL]
                                     By  /s/ HARVEY L. CLARK
                                         ---------------------------------------
                                         Harvey L. Clark, Assistant Secretary

STATE OF IOWA     )
                  )  SS
COUNTY OF LINN    )

     On this 21st day of April, 1975, before me, a Notary Public, in and for said County and State, personally appeared Leo C. Barry, to me personally known, who being duly sworn did say that he is the Vice President of Life Investors Insurance Company of America, that the seal affixed to said instrument is the seal of the said Company and that said instrument was signed and sealed on behalf of the said Company by authority of the Board of Directors and the said Leo C. Barry acknowledged the execution of said instrument to be the voluntary act and deed of said Company by them voluntarily executed.

[SEAL]                                   /s/ JODY K. NEVE
                                         ---------------------------------------
[STAMP]                                  Jody K. Neve, Notary Public in and
                                         for said County and State

                                         My Commission Expires:    9/30/76

Mailed                                                                   A225057
July 24, 1984                                                             #69679

               ARTICLES OF AMENDMENT, THE AMENDED AND SUBSTITUTED
                          ARTICLES OF INCORPORATION OF
                   LIFE INVESTORS INSURANCE COMPANY OF AMERICA

     (1) The name of the Corporation is Life Investors Insurance Company of America. It was originally incorporated in Iowa on June 23, 1959, as Investors Life Insurance Company of Iowa.

     (2) The second sentence of Article VI of the Amended and Substituted Articles of Incorporation of Life Investors Insurance Company of America, be and it hereby is amended to read as follows:

              "The term of Board members shall be for one (1) year".

     (3) The foregoing Amendment to said Amended and Substituted Articles of Incorporation was adopted by the stockholders at a special stockholders' meeting held on January 24, 1984.

     (4) There were 606,061 shares of stock outstanding and entitled to vote thereon, and all such shares were voted in favor of the foregoing Amendment to said Articles of Incorporation.

     (5) The foregoing Amendment shall become effective on June 20, 1984.

     Dated this 18th day of May, 1984.

                                     LIFE INVESTORS INSURANCE COMPANY OF AMERICA

                                     By: /s/ ROBERT D. RAY
                                         ---------------------------------------
                                         Robert D. Ray, Chairman of the Board
                                         and President

[SEAL]

                                     By: /s/ George R. Lambert
                                         ---------------------------------------
                                         George R. Lambert, Secretary

Jun 20 10 10 AM '84

     RECEIVED
SECRETARY OF STATE
       IOWA

State of Iowa     )
                  )  SS
County of Linn    )

     On this 18th day of May, 1984, before me, a Notary Public in and for said County and State, personally appeared Robert D. Ray and George R. Lambert, to me personally known, who being duly sworn did say that they are the Chairman of the Board and President and Secretary of Live Investors Insurance Company of America, respectively, that the seal affixed to said instrument is the seal of said Company and that said instrument was signed and sealed on behalf of said Company by authority of the Board of Directors and the said Robert D. Ray and George R. Lambert acknowledged the execution of said instrument to be the voluntary act and deed of said Company by them voluntarily executed.

[SEAL]                                   /s/ LUANN ROBY
                                         ---------------------------------------
                                         LuAnn Roby, Notary Public in and for
                                         said State and County

My Commission expires September 8, 1985.

                             CERTIFICATE OF APPROVAL

     The foregoing Articles of Amendment to the Amended and Substituted Articles of Incorporation of Life Investors Insurance Company of America are approved as being in accordance with Title XX of the Iowa Code, the laws of the United States, and the Constitution and laws of the state.

     Dated this 13th day of June, 1984.



                                                     THOMAS J. MILLER
                                                     Attorney General

                                                     /s/ FRED M. HASKINS
                                                     ---------------------------
                                                 By: Fred M. Haskins
                                                     Assistant Attorney General

                                    APPROVED
                                  JUN 14 1984

                           COMMISSIONER IF INSURANCE
                          INSURANCE DEPARTMENT OF IOWA

                                    [STAMP]

[SEAL]  ELAINE BAXTER              IOWA 1990                    NOTICE
   Secretary of State            ANNUAL REPORT    The 1991 annual report will be
        State of Iowa                for an       mailed to the registered agent
                                IOWA CORPORATION  at the registered office.

                       Required by Iowa Code chapter [??]

1.  Corporation Name

     4910-D-I-069679
     LIFE INVESTORS INSURANCE COMPANY OF AMERICA
     4333 EDGEWOOD RD NW
     CEDAR RAPIDS  IA  52404

2.   Registered Agent and Registered Office in Iowa

     4333 EDGEWOOD RD NW
     CEDAR RAPIDS  IA  52404

3.   Address of the Principal Office of the Corporation

     4333 Edgewood Road NE
     Cedar Rapids, IA  52499

4.   Stock Authorized and Issued

                                                 Shares        Class          Series (if any)
                                                 ------        -----          ---------------
A.
AUTHORIZED SHARES                              1,164,315       Common           ----------
(May be found in Articles of Incorporation)


B.
SHARES ISSUED                                  1,008,065       Common           ----------
& OUTSTANDING
(May be found in corporate records)


                                     NOTICE
                                  [ILLEBABLE]


5. Does the corporation own agricultural land in Iowa?

                      [ ] Yes                  [X]   No

If yes, you must state number of acres here.           _____

6.   Is the corporation a "family farm corporation"?       [ ] Yes        [X] No

7. Filing fee is enclosed.................................................$30.00

8.   SIGNED   /s/ CRAIG D. VERMIE, Assistant Secretary        319/398/8511
              ------------------------------------------------------------------
                  Craig D. Vermie  Signature and Title       Phone [illegible]

--------------------------------------------------------------------------------

CHANGE OF REGISTERED AGENT OR OFFICE

The corporation applies to change its registered agent or officer.

a.   The name of the corporation is stated in Item one of this annual report.

b. The name and address of the current registered agent and registered office are as stated in Item two of this annual report.

c. After any change is made, the address of the registered office and the business address of the registered agent will be identical.

d.   The new registered agent is

     /s/ CRAIG D. VERMIE
     ---------------------------------------------------------------------------

e.   The street address of the new registered office in Iowa is:

     4333 Edgewood Road NE
     ---------------------------------------------------------------------------
     (Street Address)

     Cedar Rapids, IA  52499
     ---------------------------------------------------------------------------
     (City, State, Zip Code)

     /s/ CRAIG D. VERMIE
     ---------------------------------------------------------------------------
     Signature of [illegible]

     Assistant Secretary
     ---------------------------------------------------------------------------
     [illegible]

--------------------------------------------------------------------------------
f.   TO BE COMPLETED IF THE REGISTERED AGENT HAS CHANGED

I hereby consent to be appointed registered agent for the corporation named in this annual report.


     /s/ CRAIG D. VERMIE
     ---------------------------------------------------------------------------
     Signature of new registered agent
--------------------------------------------------------------------------------

Make checks payable to

SECRETARY OF STATE              ALL ITEMS MUST BE      Return this report to the
Hoover Building                 COMPLETED - READ           Secretary of State
Des Moines, Iowa 50319          INSTRUCTIONS ON        postmarked no later than
515/281-5294                        REVERSE                  March 31, 1990.

                                              STATE OF IOWA
                                        Secretary of State Office
                                                                 # C-8926
          [SEAL] I hereby certify that this is a true and complete document(s) to which the seal is affixed as filed in this office beginning 17 day of December 1969 to and including the date below.
                                   DATED September 16, 1999
                                   [ILLEGABLE]
                                   -------------------
                                    Secretary of State

                                   By /s/ Patty Rindhart
                                   ---------------------
                                   Patty Rindhart